                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

- --------------------------------------------------------------------------------------------------------------
Dollars in Millions                                              Year Ended December 31
- --------------------------------------------------------------------------------------------------------------
                                                  2000         1999         1998         1997 /a/     1996 /a/
                                           -------------------------------------------------------------------
Earnings before income taxes                      $2,796       $1,300       $2,037       $1,613       $1,789
Fixed charges                                        997          670          555          520          540
                                           -----------------------------------------------------------------
   Total                                          $3,793       $1,970       $2,592       $2,133       $2,329
                                           =================================================================
Fixed charges:
   Interest on debt                               $  970       $  644       $  533       $  497       $  514
   Interest component of rentals                      27           26           22           23           26
                                           -----------------------------------------------------------------
      Fixed charges                               $  997       $  670       $  555       $  520       $  540
                                           =================================================================

Ratio of earnings to fixed charges                   3.8          2.9          4.7          4.1          4.3
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

/a/ Financial information reflects accounting for the 1997 merger with PanEnergy Corp as a pooling of interests. As a result, the financial information gives effect to the merger as if it had occurred January 1, 1996.